Exhibit 99.1

Cirrus Logic Reports Q4 Revenue of $327.9 Million and $1.5 Billion for FY17

Significant Revenue Growth in FY17 Fueled by Demand for Portable Audio Products

AUSTIN, Texas--(BUSINESS WIRE)--May 3, 2017--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high performance, low-power ICs for audio and voice signal processing applications, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the fourth quarter and full fiscal year 2017, which ended Mar. 25, 2017, as well as the company’s current business outlook.

“We are extremely pleased with Cirrus Logic’s FY17 financial performance as we delivered outstanding revenue, operating profit and earnings per share growth,” said Jason Rhode, president and chief executive officer. “With a growing product line spanning the complete audio signal chain, Cirrus Logic expects to leverage our solid customer relationships and engineering execution to capitalize on our rapidly expanding growth opportunities.”

Reported Financial Results – Fourth Quarter FY17

  Revenue of $327.9 million;
  GAAP gross margin of 50.1 percent and non-GAAP gross margin of 50.2 percent;
  GAAP operating expenses of $119.6 million and non-GAAP operating expenses of $90.9 million; and
  GAAP diluted earnings per share of $0.52 and non-GAAP diluted earnings per share of $0.85.

Reported Financial Results – Full Year FY17

  Revenue of $1.5 billion;
  GAAP gross margin of 49.2 percent and non-GAAP gross margin of 49.3 percent;
  GAAP operating expenses of $440.8 million and non-GAAP operating expenses of $362.7 million; and
  GAAP diluted earnings per share of $3.92 and non-GAAP diluted earnings per share of $4.49.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – First Quarter FY18

  Revenue is expected to range between $300 million and $340 million;
  GAAP gross margin is expected to be between 48 percent and 50 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $118 million and $124 million, which includes approximately $11 million in share-based compensation and $10 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 2452447).

Cirrus Logic, Inc.

Cirrus Logic is a leader in high performance, low-power ICs for audio and voice signal processing applications. Cirrus Logic’s products span the entire audio signal chain, from capture to playback, providing innovative products for the world’s top smartphones, tablets, digital headsets, wearables and emerging smart home applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income, operating expenses, gross margins, tax expenses and tax expense impact on earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including statements about our future ability to leverage our solid customer relationships and engineering execution to capitalize on our rapidly expanding growth opportunities, and our estimates of first quarter fiscal year 2018 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the first quarter of fiscal year 2018, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the timing and success of new product ramps; and the risk factors listed in our Form 10-K for the year ended March 26, 2016, as amended, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended

	Mar. 25,	Dec. 24,	Mar. 26,	Mar. 25,	Mar. 26,
	2017	2016	2016	2017	2016
	Q4'17	Q3'17	Q4'16	Q4'17	Q4'16
Portable audio products	$290,658	$483,712	$187,280	$1,373,848	$989,101
Non-portable audio and other products	37,206	39,317	44,719	165,092	180,150
Net sales	327,864	523,029	231,999	1,538,940	1,169,251
Cost of sales	163,585	267,877	116,745	781,125	614,411
Gross profit	164,279	255,152	115,254	757,815	554,840
Gross margin	50.1%	48.8%	49.7%	49.2%	47.5%

Research and development	77,972	76,079	65,834	303,658	269,217
Selling, general and administrative	31,752	32,884	27,228	127,265	117,082
Asset impairment	9,842	-	-	9,842	-
Patent agreement and other	-	-	-	-	(11,670)
Total operating expenses	119,566	108,963	93,062	440,765	374,629

Income from operations	44,713	146,189	22,192	317,050	180,211

Interest income (expense), net	118	(350)	(709)	(1,924)	(2,861)
Other income (expense), net	82	(47)	(370)	(79)	(1,361)
Income before income taxes	44,913	145,792	21,113	315,047	175,989
Provision for income taxes	9,855	23,751	7,101	53,838	52,359
Net income	$35,058	$122,041	$14,012	$261,209	$123,630

Basic earnings per share:	$0.55	$1.91	$0.22	$4.12	$1.96
Diluted earnings per share:	$0.52	$1.83	$0.21	$3.92	$1.87

Weighted average number of shares:
Basic	64,232	63,837	62,843	63,329	63,197
Diluted	67,062	66,748	65,398	66,561	65,993

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Twelve Months Ended

	Mar. 25,	Dec. 24,	Mar. 26,	Mar. 25,	Mar. 26,
	2017	2016	2016	2017	2016
Net Income Reconciliation	Q4'17	Q3'17	Q4'16	Q4'17	Q4'16
GAAP Net Income	$35,058	$122,041	$14,012	$261,209	$123,630
Amortization of acquisition intangibles	8,255	8,308	8,363	33,252	32,271
Stock based compensation expense	10,888	9,471	8,858	39,594	33,578
Patent agreement and other	-	-	-	-	(11,670)
Restructuring and other costs, net	-	-	(3,667)	-	(3,667)
Acquisition-related items	-	-	-	(3,566)	-
Asset impairment	9,842	-	-	9,842	-
Adjustment to income taxes	(7,289)	(15,094)	(2,658)	(41,480)	(16,062)
Non-GAAP Net Income	$56,754	$124,726	$24,908	$298,851	$158,080

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.52	$1.83	$0.21	$3.92	$1.87
Effect of Amortization of acquisition intangibles	0.13	0.13	0.13	0.50	0.49
Effect of Stock based compensation expense	0.16	0.14	0.14	0.59	0.51
Effect of Patent agreement and other	-	-	-	-	(0.18)
Effect of Restructuring and other costs, net	-	-	(0.06)	-	(0.05)
Effect of Acquisition-related items	-	-	-	(0.05)	-
Effect of Asset impairment	0.15	-	-	0.15	-
Effect of Adjustment to income taxes	(0.11)	(0.23)	(0.04)	(0.62)	(0.24)
Non-GAAP Diluted earnings per share	$0.85	$1.87	$0.38	$4.49	$2.40

Operating Income Reconciliation
GAAP Operating Income	$44,713	$146,189	$22,192	$317,050	$180,211
GAAP Operating Profit	14%	28%	10%	21%	15%
Amortization of acquisition intangibles	8,255	8,308	8,363	33,252	32,271
Stock compensation expense - COGS	324	282	233	1,071	1,151
Stock compensation expense - R&D	5,987	5,078	4,996	21,186	17,173
Stock compensation expense - SG&A	4,577	4,111	3,629	17,337	15,254
Patent agreement and other	-	-	-	-	(11,670)
Restructuring and other costs, net	-	-	(3,667)	-	(3,667)
Acquisition-related items	-	-	-	(3,566)	-
Asset impairment	9,842	-	-	9,842	-
Non-GAAP Operating Income	$73,698	$163,968	$35,746	$396,172	$230,723
Non-GAAP Operating Profit	22%	31%	15%	26%	20%

Operating Expense Reconciliation
GAAP Operating Expenses	$119,566	$108,963	$93,062	$440,765	$374,629
Amortization of acquisition intangibles	(8,255)	(8,308)	(8,363)	(33,252)	(32,271)
Stock compensation expense - R&D	(5,987)	(5,078)	(4,996)	(21,186)	(17,173)
Stock compensation expense - SG&A	(4,577)	(4,111)	(3,629)	(17,337)	(15,254)
Patent agreement and other	-	-	-	-	11,670
Restructuring and other costs, net	-	-	3,667	-	3,667
Acquisition-related items	-	-	-	3,566	-
Asset impairment	(9,842)	-	-	(9,842)	-
Non-GAAP Operating Expenses	$90,905	$91,466	$79,741	$362,714	$325,268

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$164,279	$255,152	$115,254	$757,815	$554,840
GAAP Gross Margin	50.1%	48.8%	49.7%	49.2%	47.5%
Acquisition-related items	-	-	-	-	-
Stock compensation expense - COGS	324	282	233	1,071	1,151
Non-GAAP Gross Profit	$164,603	$255,434	$115,487	$758,886	$555,991
Non-GAAP Gross Margin	50.2%	48.8%	49.8%	49.3%	47.6%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$9,855	$23,751	$7,101	$53,838	$52,359
GAAP Effective Tax Rate	21.9%	16.3%	33.6%	17.1%	29.8%
Adjustments to income taxes	7,289	15,094	2,658	41,480	16,062
Non-GAAP Tax Expense	$17,144	$38,845	$9,759	$95,318	$68,421
Non-GAAP Effective Tax Rate	23.2%	23.7%	28.2%	24.2%	30.2%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.15	$0.36	$0.11	$0.81	$0.79
Adjustments to income taxes	0.11	0.23	0.04	0.62	0.24
Non-GAAP Tax Expense	$0.26	$0.59	$0.15	$1.43	$1.03

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Mar. 25,	Dec. 24,	Mar. 26,
	2017	2016	2016
ASSETS
Current assets
Cash and cash equivalents	$351,166	$310,375	$168,793
Marketable securities	99,813	72,342	60,582
Accounts receivable, net	119,974	246,630	88,532
Inventories	167,895	154,128	142,015
Other current assets	37,080	41,747	46,207
Total current Assets	775,928	825,222	506,129

Property and equipment, net	168,139	167,933	162,656
Intangibles, net	135,188	144,005	162,832
Goodwill	286,767	287,518	287,518
Deferred tax asset	32,841	34,737	25,772
Other assets	14,607	13,990	16,345
Total assets	$1,413,470	$1,473,405	$1,181,883

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$73,811	$154,930	$71,619
Accrued salaries and benefits	40,190	33,122	21,239
Other accrued liabilities	30,074	24,687	35,266
Total current liabilities	144,075	212,739	128,124

Long-term debt	60,000	100,000	160,439
Other long-term liabilities	57,703	56,631	33,837

Stockholders' equity:
Capital stock	1,259,279	1,247,191	1,203,496
Accumulated deficit	(107,014)	(141,027)	(344,345)
Accumulated other comprehensive income (loss)	(573)	(2,129)	332
Total stockholders' equity	1,151,692	1,104,035	859,483
Total liabilities and stockholders' equity	$1,413,470	$1,473,405	$1,181,883

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Investor Contact:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com